UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

–––––––––––––––––––––––

Schedule 14A

_______________________

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No.    )

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MoneyLion Inc.
(Name of Registrant as Specified In Its Charter)

_______________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 29, 2024

Dear MoneyLion Stockholders:

I want to cordially invite you to attend the 2024 Annual Meeting of Stockholders of MoneyLion Inc., which will be held virtually via live webcast at www.virtualshareholdermeeting.com/ML2024 on June 13, 2024 at 10:00 a.m. Eastern Time.

The matters expected to be acted upon at the Annual Meeting are described in the accompanying Notice of Annual Meeting of Stockholders and this Proxy Statement.

Your vote is important. Please cast your vote as soon as possible over the Internet, by telephone, or by completing and returning your Proxy Card in the postage-prepaid envelope so that your shares are represented. Your vote will mean that you are represented at the Annual Meeting regardless of whether or not you attend. Returning the proxy does not deprive you of your right to attend the virtual Annual Meeting and to vote your shares then. We will begin mailing the Notice of Internet Availability on or about April 29, 2024 to our stockholders of record as of the close of business on April 19, 2024.

2023 IN REVIEW

MoneyLion had its strongest year ever in 2023, and we are poised to accelerate profitable growth in 2024.

2023 was a year of inflection points, one of significant macroeconomic challenges matched with resilient execution by the global MoneyLion team that led to important financial milestones and achievements. This performance is the result of collective ingenuity, innovation and commitment to fulfilling our mission of giving everyone the ability to make their best financial decisions.

MoneyLion achieved a record $423 million in revenue for 2023, representing 24% year-over-year growth. We ended the year with approximately 14 million customers, which is more than double the 6.5 million we had by the end of 2022. Finally, we ended 2023 with over 23 million products consumed on our platform, life to date. As we continued to optimize our ecosystem, our self-reinforcing businesses unlocked significant operating leverage in 2023.

Still, we remain mindful of the dynamic macroeconomic and competitive environment in which we operate. MoneyLion is more durable than it has ever been. Our diversified revenue mix has been a key pillar of our ability to succeed in any environment. For 2023, roughly one-third of our revenue mix was from our Enterprise business, up from about a tenth in 2021. Revenue diversification provides the durability necessary to navigate through economic cycles.

In the midst of all of the crosscurrents in 2023, our team quickly adopted an efficiency- and profitability-focused operating posture — a mindset that focused on consistent delivery of impactful products and ruthless prioritization. I am proud of the MoneyLion team, which drove the company to have its best year ever in 2023. Going forward, we are incredibly well-positioned to deliver shareholder value even more in 2024 by playing offense with discipline.

Sincerely,

Diwakar (Dee) Choubey	John Chrystal
Chief Executive Officer	Chair of the Board of Directors

MONEYLION INC.

249-245 West 17th Street, 4th Floor
NEW YORK, NEW YORK 10011

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Stockholders of MoneyLion Inc.:

NOTICE IS HEREBY GIVEN that the 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of MoneyLion Inc., a Delaware corporation (referred to herein as the “Company,” “MoneyLion,” “we,” “us” or “our”), will be a virtual meeting conducted exclusively via live webcast at www.virtualshareholdermeeting.com/ML2024 on June 13, 2024, at 10:00 a.m. Eastern time, for the following purposes:

1.      to elect the three directors named in the Proxy Statement as Class III directors of the Company, each to serve until the 2027 Annual Meeting of Stockholders of the Company and until his or her successor is duly elected and qualified, subject to his or her earlier death, resignation or removal;

2.      to ratify the selection, by the Audit Committee of the Board of Directors of the Company (the “Board of Directors”), of RSM US LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024; and

3.      to transact such other business as may properly come before the meeting, or any adjournment or postponement thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice of Annual Meeting of Stockholders.

Only stockholders of record holding shares of Class A common stock, par value $0.0001 per share, of the Company as of the close of business on April 19, 2024 (the “Record Date”) are entitled to vote at the Annual Meeting or any adjournments or postponements that take place.

The Board of Directors recommends that you vote:

Proposal No. 1: FOR the election of the three Class III director nominees; and

Proposal No. 2: FOR the ratification of the appointment of RSM US LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2024.

Virtual Annual Meeting

After careful consideration, the Board of Directors has determined to hold a virtual annual meeting in order to facilitate stockholder attendance and participation by enabling stockholders to participate from any location and at no cost. We believe this is the right choice for MoneyLion at this time, as it enables engagement with our stockholders, regardless of size, resources or physical location. We are committed to ensuring that stockholders will be afforded the same rights and opportunities to participate as they would at an in-person meeting. You will be able to attend the Annual Meeting online, vote your shares electronically and submit questions during the Annual Meeting by visiting www.virtualshareholdermeeting.com/ML2024 at the meeting date and time. The Annual Meeting webcast will begin promptly at 10:00 a.m. Eastern Time. We encourage you to access the Annual Meeting prior to the start time. Online check-in will begin at 9:45 a.m., Eastern Time, and you should allow ample time for the check-in procedures. If you experience technical difficulties during the check-in process or during the Annual Meeting, please consult the information regarding technical assistance available at www.virtualshareholdermeeting.com/ML2024 for assistance.

YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU PLAN TO ATTEND THE VIRTUAL ANNUAL MEETING ONLINE, WE ENCOURAGE YOU TO READ THE ACCOMPANYING PROXY STATEMENT AND OUR 2023 ANNUAL REPORT TO STOCKHOLDERS, AND SUBMIT YOUR PROXY AS SOON AS POSSIBLE USING ONE OF THE CONVENIENT VOTING METHODS DESCRIBED IN “INFORMATION ABOUT THE PROXY PROCESS AND VOTING” IN THE PROXY STATEMENT. IF YOU RECEIVE MORE THAN ONE

SET OF PROXY MATERIALS OR NOTICE OF INTERNET AVAILABILITY BECAUSE YOUR SHARES ARE REGISTERED IN DIFFERENT NAMES OR ADDRESSES, EACH PROXY SHOULD BE SIGNED AND SUBMITTED TO ENSURE THAT ALL OF YOUR SHARES WILL BE VOTED.

Notice and Access

We are using “notice and access” procedures to distribute our proxy materials to our stockholders. Consequently, most stockholders will not receive paper copies of our proxy materials. We are instead mailing a Notice of Internet Availability of Proxy Materials to stockholders. The Notice of Internet Availability of Proxy Materials contains instructions on how to access the Company’s proxy materials and vote over the internet at www.proxyvote.com and how stockholders can request and receive a paper copy of the Company’s proxy materials, including the accompanying Proxy Statement, a Proxy Card or voting instruction card and the Company’s 2023 Annual Report. This “notice and access” method reduces the amount of paper used in producing proxy materials and lowers the costs associated with mailing the proxy materials to stockholders.

The Notice of Annual Meeting of Stockholders, the accompanying Proxy Statement and the Company’s 2023 Annual Report are also available, free of charge, at proxyvote.com and at investors.moneylion.com.

By Order of the Board of Directors

Adam VanWagner
Chief Legal Officer & Secretary
April 29, 2024

i

EXPLANATORY NOTES

Emerging Growth Company

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012, and therefore we are permitted and intend to rely on exemptions from certain disclosure requirements that are applicable to other public companies that are not emerging growth companies. These exemptions include reduced disclosure obligations regarding executive compensation. In addition, as an emerging growth company, we are not required to conduct votes seeking approval, on an advisory basis, of the compensation of our named executive officers or the frequency with which such votes must be conducted.

We could be an emerging growth company through 2026, although circumstances could cause us to lose that status earlier, including if the market value of our Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), held by non-affiliates equals or exceeds $700.0 million as of any June 30 before that time or if we have total annual gross revenue of $1.235 billion (as adjusted for inflation from time to time pursuant to rules of the Securities and Exchange Commission) or more during any fiscal year before that time, in which cases we would no longer be an emerging growth company as of the following December 31 or, if we issue more than $1.00 billion in non-convertible debt during any three-year period before that time, we would cease to be an emerging growth company immediately.

The Business Combination

On September 22, 2021, MoneyLion Inc., formerly known as Fusion Acquisition Corp., consummated a business combination (the “Business Combination”) with MoneyLion Technologies Inc., formerly known as MoneyLion Inc. Following the Business Combination, MoneyLion became a publicly traded company, with MoneyLion Technologies Inc., a subsidiary of MoneyLion Inc., continuing the existing business operations. The Class A Common Stock and MoneyLion Inc.’s publicly traded warrants are listed on the New York Stock Exchange (the “NYSE”) under the ticker symbol “ML” and “ML WS”, respectively. References to “Company,” “MoneyLion,” “we,” “us” or “our” refer to MoneyLion Inc. and, as context requires, its consolidated subsidiaries.

The Reverse Stock Split

On April 24, 2023, the Company amended the Company’s Fourth Amended and Restated Certificate of Incorporation (as amended and restated from time to time, the “Certificate of Incorporation”) to effect, effective as of 5:01 p.m. Eastern Time on April 24, 2023, a 1-for-30 reverse stock split (the “Reverse Stock Split”) of the Class A Common Stock. At the effective time of the Reverse Stock Split, every 30 shares of Class A Common Stock either issued and outstanding or held as treasury stock were automatically reclassified into one new share of Class A Common Stock, and the total number of shares of Class A Common Stock authorized for issuance was reduced by a corresponding proportion from 2,000,000,000 shares to 66,666,666 shares. The Reverse Stock Split was approved by the Company’s stockholders at a Special Meeting of Stockholders on April 19, 2023 and approved by the Board of Directors on April 21, 2023. The primary goal of the Reverse Stock Split was to increase the per share price of the Class A Common Stock in order to meet the minimum per share price requirement for continued listing on the NYSE. The Class A Common Stock began trading on the NYSE on an as-adjusted basis on April 25, 2023 under the existing trading symbol “ML.”

In addition, as a result of the Reverse Stock Split, proportionate adjustments were made to the number of shares of Class A Common Stock underlying the Company’s outstanding equity awards, the number of shares issuable upon the exercise of the Company’s outstanding warrants and the number of shares issuable under the Company’s equity incentive plans and certain existing agreements, as well as the exercise, grant and acquisition prices of such equity awards and warrants, as applicable. Furthermore, proportionate adjustments were made to the conversion factor at which the Company’s previously outstanding Series A Convertible Preferred Stock, par value $0.0001 per share (the “Series A Preferred Stock”), converted to Class A Common Stock. The total number of shares of preferred stock of the Company authorized for issuance remained at 200,000,000. Stockholders who would have been entitled to receive fractional shares as a result of the Reverse Stock Split were instead entitled to a cash payment in lieu thereof at a price equal to the fraction of one share to which the stockholder was otherwise entitled multiplied by the closing price per share of the Class A Common Stock on the NYSE on the effective date of the Reverse Stock Split.

All information set forth in the Proxy Statement, including the beneficial ownership under “Beneficial Ownership of Securities” and the equity award information under “Executive and Director Compensation,” is presented on an as-adjusted basis after accounting for the Reverse Stock Split.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This Proxy Statement, including the information incorporated herein by reference, contains forward-looking statements regarding, among other things, the plans, strategies and prospects, both business and financial, of MoneyLion. These statements are based on the beliefs and assumptions of the management of MoneyLion. Although MoneyLion believes that its respective plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, MoneyLion cannot assure you that it will achieve or realize these plans, intentions or expectations. Generally, statements that are not historical facts, including statements concerning possible or assumed future actions, business strategies, events or results of operations, are forward-looking statements. These statements may be preceded by, followed by or include the words “believes,” “estimates,” “expects,” “projects,” “forecasts,” “may,” “will,” “should,” “seeks,” “plans,” “scheduled,” “anticipates,” or “intends” or similar expressions. The forward-looking statements are based on projections prepared by, and are the responsibility of, MoneyLion’s management.

Forward-looking statements are inherently subject to known and unknown risks and uncertainties, many of which may be beyond MoneyLion’s control. Forward-looking statements are not guarantees of future performance or outcomes, and MoneyLion’s actual performance and outcomes, including, without limitation, actual results of operations, financial condition and liquidity, and the development of the market in which MoneyLion operates, may differ materially from those made in or suggested by the forward-looking statements contained in this Proxy Statement. Factors that could cause actual results and outcomes to differ from those reflected in forward-looking statements include, without limitation:

•        factors relating to the business, operations and financial performance of MoneyLion, including market conditions and global and economic factors beyond MoneyLion’s control;

•        MoneyLion’s ability to acquire, engage and retain customers and clients and sell or develop additional functionality, products and services to them on the MoneyLion platform;

•        MoneyLion’s reliance on third-party partners, service providers and vendors, including its ability to comply with applicable requirements of such third parties;

•        demand for and consumer confidence in MoneyLion’s products and services, including as a result of any adverse publicity concerning MoneyLion;

•        any inaccurate or fraudulent information provided to MoneyLion by customers or other third parties;

•        MoneyLion’s ability to realize strategic objectives and avoid difficulties and risks of any acquisitions, strategic investments, entries into new businesses, joint ventures, divestitures and other transactions;

•        MoneyLion’s success in attracting, retaining and motivating its senior management and other key personnel;

•        MoneyLion’s ability to renew or replace its existing funding arrangements and raise financing in the future, to comply with restrictive covenants related to its long-term indebtedness and to manage the effects of changes in the cost of capital;

•        MoneyLion’s ability to achieve or maintain profitability in the future;

•        intense and increasing competition in the industries in which MoneyLion and its subsidiaries operate;

•        risks related to the proper functioning of MoneyLion’s information technology systems and data storage, including as a result of cyberattacks, data security breaches or other similar incidents or disruptions suffered by MoneyLion or third parties upon which it relies;

•        MoneyLion’s ability to protect its intellectual property and other proprietary rights and its ability to obtain or maintain intellectual property, proprietary rights and technology licensed from third parties;

•        MoneyLion’s ability to comply with extensive and evolving laws and regulations applicable to its business and the outcome of any legal or governmental proceedings that may be instituted against MoneyLion;

•        MoneyLion’s ability to establish and maintain an effective system of internal controls over financial reporting;

•        MoneyLion’s ability to maintain the listing of its Class A Common Stock and its publicly traded warrants to purchase Class A Common Stock on the NYSE and any volatility in the market price of MoneyLion’s securities; and

•        other factors detailed under Part I, Item 1A “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 7, 2024.

These forward-looking statements are based on information available as of the date of this Proxy Statement and our management’s current expectations, forecasts and assumptions, and involve a number of judgments, risks and uncertainties. Accordingly, forward-looking statements should not be relied upon as representing our views as of any subsequent date. We undertake no obligation to update forward-looking statements to reflect events or circumstances after the date they were made, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

MONEYLION INC.

249-245 West 17th Street, 4th Floor
NEW YORK, NEW YORK 10011

PROXY STATEMENT
FOR THE 2024 Annual Meeting OF STOCKHOLDERS

June 13, 2024

We have made available our proxy materials because the Board of Directors of MoneyLion Inc. (the “Board of Directors”) is soliciting your proxy to vote at our 2024 Annual Meeting of Stockholders (the “Annual Meeting”) to be held virtually on June 13, 2024, at 10:00 a.m. Eastern time, at www.virtualshareholdermeeting.com/ML2024. References in this Proxy Statement to “Company,” “MoneyLion,” “we,” “us” or “our” refer to MoneyLion Inc. and, as context requires, its consolidated subsidiaries.

•        This Proxy Statement summarizes information about the proposals to be considered at the Annual Meeting and other information you may find useful in determining how to vote.

•        The Proxy Card is the means by which you actually authorize another person to vote your shares of Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), in accordance with your instructions.

Our directors, officers, employees and Morrow Sodali, our proxy solicitor, may solicit proxies by mail, telephone, e-mail and by other means of communication. Directors, officers and employees will not be paid any additional compensation for soliciting proxies, but Morrow Sodali will be paid a fee as described further herein. All costs of solicitation of proxies will be borne by us. Brokers, custodians and fiduciaries will be requested to forward proxy soliciting material to the owners of Class A Common Stock held in their names, and we will reimburse them for their reasonable out-of-pocket expenses incurred in connection with the distribution of proxy materials.

Pursuant to the rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our Annual Meeting materials, which include this Proxy Statement and our 2023 Annual Report (the “Annual Report”), over the internet in lieu of mailing printed copies. We will begin mailing the Notice of Internet Availability to our stockholders of record as of the close of business on April 19, 2024 (the “Record Date”) for the first time on or about April 29, 2024. The Notice of Internet Availability will contain instructions on how to access and review the Annual Meeting materials and will also contain instructions on how to request a printed copy of the Annual Meeting materials. Additionally, we have provided brokers, dealers, banks, voting trustees and their nominees, at our expense, with additional copies of our proxy materials and the Annual Report so that our record holders can supply these materials to the beneficial owners of shares of the Class A Common Stock as of the Record Date. The Annual Report and this Proxy Statement are available, free of charge, at proxyvote.com and are also available on our website at investors.moneylion.com.

Proposal No. 1

Election of Directors

The Board of Directors is presently composed of nine members, who are divided into three equal classes, designated as Class I, Class II and Class III. One class of directors is elected by the stockholders at each annual meeting to serve a three-year term. Class I directors are Diwakar (Dee) Choubey, Jeffrey Gary and Chris Sugden; Class II directors are Dwight Bush, John Chrystal and Lisa Gersh; and Class III directors are Matt Derella, Annette Nazareth and Michael Paull.

The directors standing for election as Class III directors at the Annual Meeting are Matt Derella, Annette Nazareth and Michael Paull. Class I directors and Class II directors will stand for election at the 2025 Annual Meeting of Stockholders and the 2026 Annual Meeting of Stockholders, respectively.

Each of the nominees for election as Class III directors is currently a director. If elected at the Annual Meeting, each of the nominees for election as Class III directors would serve for three years until the 2027 Annual Meeting of Stockholders and until his or her successor is duly elected and qualified, subject to his or her earlier death, resignation or removal. If any nominee is unable or unwilling to be a candidate for election, the Board of Directors may appoint another nominee or reduce the size of the Board of Directors.

The following table sets forth information, as of the Record Date, for the continuing directors and nominees who are currently standing for election:

NAME	AGE	CLASS	CURRENT TERM EXPIRATION	INDEPENDENCE	AUDIT COMMITTEE	COMPENSATION COMMITTEE	NOMINATING AND CORPORATE GOVERNANCE COMMITTEE	RISK AND COMPLIANCE COMMITTEE
John Chrystal (Chair)	66	II	2026	✓	✓	—	—	—
Dwight Bush	67	II	2026	✓	✓	—	—	✓ Chair
Diwakar (Dee) Choubey	42	I	2025	—	—	—	—	—
Matt Derella	46	III	2024	✓	✓	✓	—	—
Jeffrey Gary	61	I	2025	✓	✓ Chair	—	—	—
Lisa Gersh	65	II	2026	✓	—	✓	✓ Chair	—
Annette Nazareth	68	III	2024	✓	—	—	✓	✓
Michael Paull	52	III	2024	✓	—	✓	✓	—
Chris Sugden	54	I	2025	✓	—	✓ Chair	—	✓

Nominees for Election as Class III Directors for Terms Expiring at the 2027 Annual Meeting of Stockholders

Matt Derella, 46, joined MoneyLion in 2021. Beginning in December 2022, Mr. Derella has served as the Chief Executive Officer of Catalyte, a private company that helps generate inclusive economic prosperity by linking data and AI to help F1000 companies make better hiring decisions, and has served as a board member of Catalyte since March 2022. He also joined venture capital firm, 01 Advisors, in September 2021 as an operating partner to help early stage technology companies scale their customer base and operations. Previously, Mr. Derella served as Chief Customer Officer for Twitter. Reporting to the CEO, Jack Dorsey, Mr. Derella’s responsibilities included revenue performance, content partnerships, country operations and customer service around the world. Prior to joining Twitter, Mr. Derella spent five years at Google where he held various leadership roles, including advising F1000 brands and global agencies on the importance of Commerce to their business and the strategies necessary to future proof their business. From 2018 to 2021, Mr. Derella served on the board of SheRunsIt, a non-profit dedicated to supporting and advancing women in advertising. He was inducted into the Advertising Hall of Achievement in 2019 and was named one of the World’s Top 100 Digital Marketers by The Drum in 2019. He holds a B.A. in English from Georgetown University, where he graduated with honors. We believe that Mr. Derella is a valuable member of the Board of Directors because of his extensive experience in the C-suite of several prominent technology companies and his proven ability to help drive scale and growth.

Annette Nazareth, 68, joined MoneyLion in 2021. She currently serves as a Senior Counsel at Davis Polk & Wardwell, where she worked from 2008 to 2021. Prior to her retirement, she led Davis Polk’s Trading and Markets practice in the firm’s Financial Institutions Group. She also served as head of the firm’s Washington, D.C. office. Ms. Nazareth is an experienced financial markets regulator, former SEC Commissioner, and recognized authority on financial markets regulatory issues. She regularly advised boards of directors on corporate governance matters and corporations that were subject to regulatory and enforcement actions. She also advised domestic and international clients, including broker-dealers, swap dealers, exchanges, clearinghouses and other financial institutions, across a broad range of complex financial regulatory and legislative matters. Ms. Nazareth currently serves on the board of Broadridge Financial Solutions and as Chair of the Integrity Council for the Voluntary Carbon Market, an organization that sets international standards for high integrity carbon credits. She also serves on several not-for-profit boards, including: Urban Institute (Vice Chair); Watson Institute of Brown University; Board of Visitors of Columbia Law School; Advisory Board of the Institute at Brown for Environment and Society; and the SEC Historical Society. She is also a member of the American Law Institute. Ms. Nazareth has been a key player in financial services regulation for much of her career and was a highly regarded financial services policymaker for more than a decade. She joined the SEC Staff in 1998 as a Senior Counsel to Chairman Arthur Levitt and then served as Interim Director of the Division of Investment Management. She served as Director of the Division of Market Regulation (now the Division of Trading and Markets) from 1999 to 2005. In 2005, she was appointed an SEC Commissioner by President George W. Bush. Ms. Nazareth also served as the Commission’s representative in international meetings as a member of the Financial Stability Forum from 1999 to 2008. Mr. Nazareth holds an A.B. in History and Economics from Brown University and a J.D. from Columbia University. We believe Ms. Nazareth is a valuable member of the Board of Directors because of her extensive experience in the financial regulatory world and her prior track record as a senior attorney and government official.

Michael Paull, 52, joined MoneyLion in 2021. Mr. Paull currently serves as the Chief Executive Officer and a member of the board of directors of RBmedia, an audiobook publisher, which he joined in March 2024. He also serves on the board of directors of PlayOn! Sports. Mr. Paull previously served as President of Disney Streaming from 2022 to 2023 and oversaw Disney+, Hulu, ESPN+ and Star+ globally from Disney’s Media & Entertainment Distribution (DMED) segment. He and his team played a key role in Disney’s pivot into the direct-to-consumer space, launching ESPN+ in 2018, followed by the launch and rapid global expansion of Disney+ in 2019 and the launch of Star+ in Latin America in August 2021. Mr. Paull joined The Walt Disney Company in 2017 with the acquisition of Bamtech Media, where he served as CEO and has served as a director since 2017. Before joining Bamtech, Mr. Paull worked from 2012 to 2017 at Amazon as Vice President, Digital Video, where he ran Amazon Channels worldwide and was responsible for its global content, product, technology, operations, and marketing. During his tenure at Amazon, he also oversaw Prime Video and Amazon’s TVOD business in the U.S., as well as the development of Prime Music. Mr. Paull has more than 20 years of consumer product development, technology, content distribution and acquisition and media industry experience. Before Amazon, he led Sony Music’s digital business worldwide and held other senior leadership positions with Sony Pictures Entertainment, FOX Entertainment Group, and Time Warner. Mr. Paull received his M.B.A. from Harvard Business School, and holds a B.S. from the University of California. We believe Mr. Paull is a valuable member of the Board of Directors because of his extensive career in the technology industry and his leadership experience as President of Disney Streaming.

Class I Directors Continuing in Office Until the 2025 Annual Meeting of Stockholders

Diwakar (Dee) Choubey, 42, co-founded MoneyLion in 2013 and has been its Chief Executive Officer since inception. Prior to co-founding MoneyLion, Mr. Choubey was a senior investment banking professional at Barclays from 2011 to 2013. Prior to joining Barclays, Mr. Choubey was a Vice President at Citadel Securities from 2009 to 2011. Prior to joining Citadel, Mr. Choubey was an investment banking professional at Goldman Sachs from 2005 to 2009 and Citigroup from 2003 to 2005. Mr. Choubey holds a Bachelor of Arts in Economics with Honors from the University of Chicago. We believe that Mr. Choubey is a valuable member of the Board of Directors because of his extensive experience as co-founder and Chief Executive Officer of MoneyLion.

Jeffrey Gary, 61, joined MoneyLion in 2020. Mr. Gary has a 30-year track record in the financial services industry, including significant fintech, financial services, investment and merger and acquisition experience. He is an experienced board member and investor, having worked on numerous transactions with SPACs and public and private equity companies and has directly led audit, fiduciary, and corporate governance committees of these companies. He currently sits on the boards of directors of Insight Acquisition Corp., a SPAC company, where he also serves as Chief Executive Officer and Chief Financial Officer, and Arca U.S. Treasury Mutual Fund, the first SEC-registered StableCoin mutual fund. Mr. Gary also sits on the advisory boards for three other fintech companies, DealBox (since May 2019), TokenPlace (since September 2020) and Total Network Service/Digital Names (since May 2019). Previously, Mr. Gary served on the board of directors of Fusion Acquisition Corp II (February 2021 to January 2022), where he also served as Chief Financial Officer; National Holdings Corporation (February 2019 to March 2021), where he was the Audit Committee Chair; and the Axonic Alternative Income Mutual Fund (October 2018 to March 2020). Mr. Gary has also served as a senior portfolio manager and led investment teams at Avenue Capital Group (from January 2012 to July 2018), where he worked closely with the SPAC investment team on their two completed SPAC transactions in 2015 and in 2017; Third Avenue (from May 2009 to December 2010), BlackRock, Inc. (from September 2003 to December 2008), AIG/American General (from May 1998 to September 2003) and Koch Industries (from September 1996 to April 1998) where he invested across all asset classes with a focus on the high-yield, bank loan and distressed markets. For over 15 years, Mr. Gary was the portfolio manager for numerous NYSE-listed funds. Mr. Gary also sat as an investment committee member at BlackRock Capital BDC from February 2005 to December 2008, where he was involved with the review and approval of all private equity and credit investments, and was a team member in the launch and initial public offering of BKCC. He started his career at PricewaterhouseCoopers as a senior auditor from September 1984 to June 1987 and later as a senior analyst at Citigroup from July 1987 to July 1988. From August 1988 to December 2002, Mr. Gary was an investment banker at Mesirow Financial. From January 1993 to August 1996, he was a senior distressed analyst at Cargill, Inc. Mr. Gary earned a Bachelor of Science in Accounting from Penn State University in 1984 and a Master of Business Administration in Finance and International Business from Northwestern University (Kellogg) in 1991. Mr. Gary is a Certified Public Accountant. We believe that Mr. Gary is a valuable member of the Board of Directors because of his extensive experience in the financial services industry and his prior track record as a senior executive and director of Fusion.

Chris Sugden, 54, joined MoneyLion in 2016. He currently serves as Managing Partner and Chairman of the investment committee of Edison Partners, with which he has been affiliated since 2002. He is a successful entrepreneur, experienced in finance, business strategy, accounting, product management, sales, marketing and capital formation. His financial and operating perspective for growth-stage companies makes him a valuable asset to portfolio company management. Mr. Sugden has deep domain, investment expertise and successful exits in payments, wealth management, electronic trading and capital markets segments. In addition to MoneyLion, Mr. Sugden currently sits on the board of three other Edison Partners’ fintech portfolio companies, Dash Solutions, YieldStreet and Zelis, and previously served as a director of Gain Capital Holdings, Inc. Mr. Sugden began his career with PricewaterhouseCoopers, where he was a supervisor in the entrepreneurial services group in Boston. Mr. Sugden holds a B.A. in Accounting and Finance from Michigan State University. We believe that Mr. Sugden is a valuable member of the Board of Directors because of his extensive experience in the financial services industry and his prior track record as a senior executive and director.

Class II Directors Continuing in Office Until the 2026 Annual Meeting of Stockholders

Dwight Bush, 67, joined MoneyLion in 2021. He previously served as the U.S. Ambassador to the Kingdom of Morocco under President Barack Obama, from 2014-2017. Mr. Bush is a highly accomplished business executive with a background in banking and finance, corporate management and public company and private organization governance. Mr. Bush is Chief Executive Officer of D.L. Bush & Associates, a Washington, D.C.-based strategy and business advisory firm. Mr. Bush is currently advising several multinational companies and investors on investment projects in the Middle East, North Africa and the United States of America and has served as Advisor to the Rock Creek Group since 2022. Mr. Bush also serves as a trustee of Goldman Sachs Trust and Goldman Sachs Variable Insurance Trust. Starting in 1979, Mr. Bush joined Chase Manhattan Bank, where he enjoyed a 15-year career that included international corporate banking assignments in Latin America, Asia and the Middle East, and corporate finance and project finance in New York and Washington, D.C. After 15 years at Chase, Mr. Bush had risen to Managing Director in the Project Finance Group when he resigned and joined Sallie Mae Corporation, serving as Vice President of Corporate Development from 1994 to 1997. From 1998 to 2006, Mr. Bush worked as a Principal at Stuart Mill Capital, LLC; Vice President and Chief Financial Officer at SatoTravel Holdings, Inc.; and Vice Chairman at Enhanced Capital Partners, LLC. Mr. Bush was President and CEO of Urban Trust Bank, Urban Trust Holdings

and President of UTB Education Finance, LLC from 2006 through 2008. In addition to his corporate work, Mr. Bush has been active in non-profit governance, including serving on the boards of trustees or directors of CARE’s Global Leaders Network, Cornell University, The GAVI Alliance and The Middle East Investment Initiative. Mr. Bush holds a B.A. in Government from Cornell University. We believe Mr. Bush is a valuable member of the Board of Directors because of his extensive experience as a senior executive in the financial services industry and his prior track record in the private sector and as a government official.

John Chrystal, 66, joined MoneyLion in 2016. Mr. Chrystal currently serves as an independent director of Regatta Loan Management LLC and a board member of Sac City Holdings, Ltd., a single bank holding company, and also serves as President of Bent Gate Management Company and C3 Management Company, two farm management companies. Previously, from June 2013 until February 2022, he served as a director of The Bancorp and its subsidiaries, including serving as Vice Chairman beginning in April 2017 and as Interim Chief Executive Officer of The Bancorp, Inc. and President of The Bancorp Bank from December 2015 through May 2016. Mr. Chrystal also previously served as a director of numerous special purpose acquisition companies from 2019 to 2022 and an advisor to Monroe Capital LLC and its affiliated funds from 2017 to 2022, and served as a director of the Trust for Advised Portfolios from 2010 to 2022. Mr. Chrystal brings more than 35 years of experience as a highly-regarded financial services leader to MoneyLion. Mr. Chrystal was also a Managing Member of Bent Gate Advisors, LLC, the Chief Risk Officer of DiMaio Ahmad Capital, and was a Managing Director with Credit Suisse entities, with oversight of asset management and financial products functions. Mr. Chrystal received an MBA from The University of Chicago and an undergraduate degree from Iowa State University. We believe that Mr. Chrystal is a valuable member of the Board of Directors because of his extensive experience in the financial services industry and his prior track record as a senior executive and director.

Lisa Gersh, 65, joined MoneyLion in 2021. From October 2017 to October 2018, Ms. Gersh served as Chief Executive Officer of Alexander Wang, a global fashion brand based in New York City. From 2014 to 2017, Ms. Gersh transformed Gwyneth Paltrow’s blog, Goop, Inc. (“Goop”), into the first contextual commerce brand, overseeing the launch of Goop’s e-commerce store, skincare and fashion lines and created Goop’s pop-up retail strategy. In 2011, Ms. Gersh took over the operations of Martha Stewart Living Omnimedia, Inc., first as President and later as its Chief Executive Officer. Ms. Gersh co-founded Oxygen Media (“Oxygen”), the first ever multi-platform brand and created content for women, by women, in 1999 and remained its President and Chief Operating Officer until the company’s sale to NBC in 2007. Following the sale of Oxygen, Ms. Gersh joined NBC and spearheaded NBC’s acquisition of The Weather Channel, serving briefly as its interim Chief Executive Officer. Ms. Gersh began her career as a lawyer, first as a litigation associate at Debevoise & Plimpton LLP, and then as a Partner at Friedman, Kaplan, Seiler & Adelman LLP, which Ms. Gersh co-founded. Currently, Ms. Gersh serves on the board of directors of Hasbro, Inc., where she is the Chair of the Compensation Committee and serves on the Audit Committee. She also serves on the board of directors of Jones Road, the Samsung Retail Advisory Board and The Bail Project, a national non-profit organization. Ms. Gersh previously served on the board of directors of Pershing Square Tontine Holdings, Ltd., where she was the Chair of the Compensation Committee and served on the Audit Committee, Establishment Labs Holdings Inc., TheKnot.com, comScore, Inc. and XO Group Inc. Ms. Gersh holds a B.A. from SUNY Binghamton and a J.D. from Rutgers Law School. We believe that Ms. Gersh is a valuable member of the Board of Directors because of her extensive experience in the retail industry and her prior track record as a senior executive and a director on the boards of public companies.

Vote Required for Election

Directors are elected by a plurality of the votes cast at the meeting. “Withhold” votes have no effect. There is no ability to “abstain.”

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE
FOR THE ELECTION OF EACH OF THE ABOVE-NAMED CLASS III NOMINEES.

Executive Officers

The following table sets forth the name, age as of April 19, 2024 and position of the individuals who currently serve as the executive officers of the Company. The following also includes certain information regarding our executive officers’ individual experience, qualifications, attributes and skills.

Name	Age	Position
Diwakar (Dee) Choubey	42	Chief Executive Officer
Richard (Rick) Correia	51	President, Chief Financial Officer and Treasurer
Timmie (Tim) Hong	41	Chief Product Officer
Mark Torossian	40	Chief Accounting Officer
Adam VanWagner	42	Chief Legal Officer and Secretary

Information for Diwakar (Dee) Choubey is set forth above under “Election of Directors.”

Richard (Rick) Correia, 51, joined MoneyLion in 2016 and serves as its President, Chief Financial Officer and Treasurer. Prior to joining MoneyLion, Mr. Correia served in various roles at Citadel from 2008 to 2016, most recently as the Chief Operating Officer of Surveyor Capital. Prior to joining Citadel, Mr. Correia served in various roles at Merrill Lynch from 2001 to 2008, most recently as the Chief Operating Officer of Alternative Investments. Previously, Mr. Correia was a Manager at Accenture. Mr. Correia received a Bachelor of Commerce from Queen’s University, Canada.

Timmie (Tim) Hong, 41, joined MoneyLion in 2015 and serves as its Chief Product Officer. Prior to joining MoneyLion, Mr. Hong was a part of the founding team of Tsumobi from 2011 to 2015, where he was responsible for growth, marketing, product and analytics. Previously, Mr. Hong was Senior Vice President of Product Development and Analytics at EmSense Corporation. Mr. Hong holds a Master of Science in Management Science and Engineering from Stanford University and a Bachelor of Science in Materials Science, Engineering and Physics from MIT.

Mark Torossian, 40, joined MoneyLion in January 2022 and serves as its Chief Accounting Officer. Prior to joining MoneyLion, Mr. Torossian was the Chief Accounting Officer of Salt Blockchain Inc. from March 2021 to January 2022. From March to December 2020, he was Senior Vice President of Finance & Principal Accounting Officer for OnDeck Capital Inc. (ONDK), a financial services company specializing in small business lending. Mr. Torossian joined OnDeck Capital Inc. from Bank of New York Mellon (“BNY”), where he held various leadership roles between 2008 and 2020. From January 2016 to March 2020, Mr. Torossian served as Director — Chief Financial Officer of BNY’s Asset Servicing Americas business, with responsibility for overseeing all aspects of financial and strategic support for U.S., Canada and Latin America. Mr. Torossian holds a MS Finance and BBA Public Accounting from Pace University and is a Certified Public Accountant (CPA) in the State of New York.

Adam VanWagner, 42, joined MoneyLion in 2018 and serves as its Chief Legal Officer and Secretary. Prior to joining MoneyLion, Mr. VanWagner was a lawyer with Kleinberg Kaplan from 2015 to 2018 and Davis Polk & Wardwell from 2012 to 2015. Previously, Mr. VanWagner was an entertainment industry professional holding various production and studio positions from 2005 to 2009. Mr. VanWagner holds a Juris Doctor from the Fordham University School of Law and a Bachelor of Arts from the University of Minnesota.

Corporate Governance

Board of Directors Composition and Director Nominees

Our business and affairs are managed under the direction of our Board of Directors. Our Board of Directors is currently composed of nine directors. The number of directors is fixed by our Board of Directors, subject to the terms of our Certificate of Incorporation and our Amended and Restated Bylaws (as amended and restated from time to time, the “Bylaws”).

Our Certificate of Incorporation and our Bylaws provide for a classified Board of Directors consisting of three classes of directors, each serving staggered three-year terms as follows:

•        Our Class I directors are Diwakar (Dee) Choubey, Jeffrey Gary and Chris Sugden, with terms expiring at the 2025 Annual Meeting of Stockholders.

•        Our Class II directors are Dwight Bush, John Chrystal and Lisa Gersh, with terms expiring at the 2026 Annual Meeting of Stockholders.

•        Our Class III directors are Matt Derella, Annette Nazareth and Michael Paull, with terms expiring at the 2024 Annual Meeting of Stockholders. Each Class III director is being nominated for election at this Annual Meeting to serve a three-year term until the 2027 Annual Meeting of Stockholders and until his or her successor is duly elected and qualified, subject to his or her earlier death, resignation or removal.

•        At each annual meeting of stockholders, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following their election. Except as otherwise provided by law and subject to the rights of any class or series of preferred stock, vacancies on our Board of Directors (including a vacancy created by an increase in the size of the Board of Directors) may be filled by the affirmative vote of a majority of the directors then in office, even if less than a quorum, or by the sole remaining director. If there are no directors in office, then an election of directors may be held in accordance with Delaware law. A director so elected to fill a vacancy shall hold office for a term that shall coincide with the term of the class to which such director shall have been elected.

In making recommendations to the Board of Directors of nominees to serve as directors, the Nominating and Corporate Governance Committee will examine each director nominee on a case-by-case basis regardless of who recommended the nominee and take into account all factors it considers appropriate, including enhanced independence, financial literacy and financial expertise. In evaluating director nominees, the Board of Directors, with assistance of the Nominating and Corporate Governance Committee, evaluates a nominee’s qualities, performance and professional responsibilities, but also the then current composition of the Board of Directors and the challenges and needs of the Board of Directors at that time, including issues of judgment, diversity, age, skills, background and experience. Although the Nominating and Corporate Governance Committee considers the issue of diversity among the factors used to identify director nominees, the Nominating and Corporate Governance Committee does not have a specific policy with respect to diversity of director nominees.

Director Independence

Our Board of Directors is currently composed of nine directors, eight of whom qualify as independent within the meaning of the independent director guidelines of the New York Stock Exchange (the “NYSE”).

Consistent with our Corporate Governance Guidelines and the Charter of our Nominating and Corporate Governance Committee, our Board of Directors has made an affirmative determination as to the independence of each director. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships and as a result of this review, and upon the review and recommendation of the Nominating and Corporate Governance Committee, our Board of Directors has determined that each of Dwight Bush, John Chrystal, Matt Derella, Jeffrey Gary, Lisa Gersh, Annette Nazareth, Michael Paull and Chris Sugden is independent, as defined in the rules of the NYSE and applicable SEC rules and regulations.

Board of Directors Leadership Structure

Mr. Chrystal serves as our independent Chair of the Board of Directors, and Mr. Choubey serves as our Chief Executive Officer. The Board of Directors meets in regularly scheduled executive sessions amongst non-management directors (comprised of our eight independent directors), which are presided over by Mr. Chrystal, as the independent Chair of the Board of Directors. We also have fully independent Audit, Nominating and Corporate Governance, Compensation and Risk and Compliance Committees, along with governance practices that promote independent leadership and oversight.

The Board of Directors believes that the foregoing structure separating the roles of Chair and Chief Executive Officer achieves an appropriate balance between the effective development of key strategic and operational objectives by the Chief Executive Officer, and the Chair’s independent oversight of management’s execution of such objectives at this time.

Committees of the Board of Directors

Our Board of Directors has four fully independent standing committees: the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and Risk and Compliance Committee. Each of the committees reports to the Board of Directors as they deem appropriate and as the Board of Directors may request.

Audit Committee

Currently, the members of the Audit Committee are John Chrystal, Dwight Bush, Jeffrey Gary and Matt Derella. Jeffrey Gary serves as the Chair of the Audit Committee. The composition of the Audit Committee meets the requirements for independence under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the current NYSE listing standards and SEC rules and regulations. Each member of the Audit Committee is financially literate. In addition, the Board of Directors has determined that Jeffrey Gary is an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K promulgated under the Securities Act of 1933, as amended (the “Securities Act”). This designation does not impose on him any duties, obligations or liabilities that are greater than any that are generally imposed on members of the Audit Committee and the Board of Directors.

The Audit Committee oversees our corporate accounting and financial reporting process. The Audit Committee is also responsible for preparing the Audit Committee report that SEC rules require to be included in this Proxy Statement. The Audit Committee Charter details the principal responsibilities of the Audit Committee, including assisting the Board of Directors in its oversight of:

•        selecting a firm to serve as the independent registered public accounting firm to audit MoneyLion’s financial statements;

•        ensuring the independence of the independent registered public accounting firm;

•        discussing the scope and results of the audit with the independent registered public accounting firm and reviewing, with management and that firm, MoneyLion’s interim and year-end operating results;

•        develop and oversee compliance with MoneyLion’s Code of Business Conduct and Ethics (described below);

•        oversee the receipt, retention, and treatment of concerns about questionable accounting or audit matters, as well as oversee the receipt of matters referred to it pursuant to MoneyLion’s whistleblower policy;

•        considering the adequacy of MoneyLion’s internal controls and internal audit function;

•        reviewing material related party transactions or potential conflicts of interest involving officers and directors, or those that require disclosure; and

•        approving or, as permitted, pre-approving all audit and non-audit services to be performed by the independent registered public accounting firm.

Compensation Committee

Currently, the members of the Compensation Committee are Lisa Gersh, Matt Derella, Chris Sugden and Michael Paull. Chris Sugden serves as the Chair of the Compensation Committee. Each member of the Compensation Committee is a non-employee director, as defined by Rule 16b-3 promulgated under the Exchange Act, and meets the requirements for independence under the current NYSE listing standards.

The Compensation Committee reviews and recommends policies relating to compensation and benefits of our officers and employees. The Compensation Committee will also be responsible for preparing the Compensation Committee report once we are required by SEC rules to include it in our proxy statement or our annual report on Form 10-K, as applicable. The Compensation Committee Charter details the principal responsibilities of the Compensation Committee, including:

•        reviewing and approving, or recommending to the Board of Directors for approval, the compensation of MoneyLion’s executive officers and directors;

•        administering MoneyLion’s stock and equity incentive plans;

•        reviewing and approving, or making recommendations to the Board of Directors with respect to, incentive compensation and equity plans;

•        reviewing MoneyLion’s overall compensation philosophy; and

•        overseeing the administration of, and, as appropriate, the enforcement of, MoneyLion’s Financial Restatement Compensation Recoupment policy.

The Compensation Committee Charter also provides that the Compensation Committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the Compensation Committee considers the independence of each such adviser, including the factors required by the NYSE and the SEC. The Compensation Committee may delegate to one or more officers of the Company the authority to make grants and awards or options to any non-Section 16 officer of the Company under such of the Company’s incentive-compensation or other equity-based plans as the Compensation Committee deems appropriate and in accordance with the terms of such plans.

Nominating and Corporate Governance Committee

Currently, the members of the Nominating and Corporate Governance Committee are Annette Nazareth, Lisa Gersh and Michael Paull. Lisa Gersh is the Chair of the Nominating and Corporate Governance Committee. Each member of the Nominating and Corporate Governance Committee meets the requirements for independence under the current NYSE listing standards.

The Nominating and Corporate Governance Committee is responsible for making recommendations to the Board of Directors regarding candidates for directorships and the size and composition of the Board of Directors. The Nominating and Corporate Governance Committee Charter details the principal responsibilities of the Nominating and Corporate Governance Committee, including:

•        identifying and recommending candidates for membership on the Board of Directors and for appointment to committees of the Board of Directors;

•        reviewing and recommending MoneyLion’s corporate governance guidelines and policies, and overseeing compliance with the same;

•        reviewing proposed waivers of the Code of Business Conduct and Ethics for directors and executive officers;

•        overseeing the process of evaluating the performance of the Board of Directors; and

•        assisting the Board of Directors on corporate governance matters.

Risk and Compliance Committee

Currently, the members of the Risk and Compliance Committee are Dwight Bush, Annette Nazareth and Chris Sudgen. Dwight Bush serves as the Chair of the Risk and Compliance Committee. The Risk and Compliance Committee Charter details the principal responsibilities for the Risk and Compliance Committee, including:

•        reviewing systemic financial risks and enterprise exposure to MoneyLion, as well as risk exposure in other areas, including but not limited to credit, operational, fraud, cybersecurity, reputation, technology, legal, compliance and regulatory risk, and any related policies and procedures related to risk assessment and risk management;

•        reviewing MoneyLion’s compliance and data security programs, including cybersecurity and matters arising under MoneyLion’s whistleblower policy referred to it by the Audit Committee; and

•        reviewing major litigation or investigations against MoneyLion and any other material legal, compliance and regulatory matters.

Code of Business Conduct and Ethics

The Board of Directors adopted a Code of Business Conduct and Ethics that applies to all of MoneyLion’s employees, officers and directors, including MoneyLion’s Chief Executive Officer, President, Chief Financial Officer and Treasurer and other executive and senior financial officers. We intend to disclose future amendments to MoneyLion’s Code of Business Conduct and Ethics, or any waivers thereof, on the investor relations section of MoneyLion’s website or in public filings, if required by applicable laws.

Copies of our Code of Business Conduct and Ethics, along with our Corporate Governance Guidelines and the Charters of the Audit Committee, Compensation Committee, Nominating and Corporate Governance Committee and Risk and Compliance Committee, are available on our website at investors.moneylion.com. Information on or accessible through our website is not part of, or incorporated by reference into, this Proxy Statement. In addition, a copy of the Code of Business Conduct and Ethics will be provided without charge upon request from us.

Compensation Committee Interlocks and Insider Participation

The following directors served on our Compensation Committee in 2023: Matt Derella, Lisa Gersh and Chris Sugden. None of our executive officers currently serves, or in the past fiscal year has served, as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving on our Board of Directors or Compensation Committee.

Hedging and Pledging Policy

Our Insider Trading Policy covers hedging and pledging. Employees and directors are prohibited from engaging in any derivative transactions (including transactions involving options, puts, calls, prepaid variable forward contracts, equity swaps, collars and exchange funds or other derivatives) that are designed to hedge or speculate on any change in the market value of the Company’s equity securities. Employees and directors are also prohibited from shorting the Company’s stock. In addition, we prohibit employees and directors from pledging Company securities in any circumstance, and from holding Company securities on margin or holding Company securities in a margin account.

Clawback Policy

In 2023, we adopted an executive compensation recoupment policy intended to comply with the requirements of Section 10D of the Exchange Act and the listing rules of the NYSE under which the Compensation Committee must recover certain excess incentive-based compensation received by executive officers in the event of a restatement of our financial statements due to our material noncompliance with any financial reporting required under U.S. federal securities laws. For more information on this policy, see Exhibit 97 to our Annual Report on Form 10-K for the year ended December 31, 2023, filed with the SEC on March 7, 2024.

Meetings and Attendance

Our Board of Directors met seven times during 2023. The Audit Committee met four times, the Compensation Committee met six times, the Nominating and Corporate Governance Committee met two times and the Risk and Compliance Committee met four times. During 2023, each member of the Board of Directors attended at least 75% of the meetings of the Board of Directors and of the committees of the Board of Directors on which he or she served. We encourage all of our directors and nominees for director to attend our Annual Meeting; however, attendance is not mandatory. Three of our directors attended the 2023 Annual Meeting of Stockholders.

Stockholder Communications with the Board

Should stockholders or other interested parties wish to communicate with the Board of Directors, non-management or independent directors as a group or any specified individual directors, including with respect to recommendations for director nominees, such correspondence should be sent to the attention of Adam VanWagner, Chief Legal Officer and Secretary, at 249-245 West 17th Street, 4th Floor, New York, New York 10011. The Secretary will forward correspondence relating to the Board of Director’s duties or responsibilities to the specified recipient. Correspondence that is unrelated to a director’s duties will be handled at the Secretary’s discretion.

Role of the Board of Directors in Risk Oversight

The Board of Directors oversees our risk management. The Board of Directors continually monitors the material enterprise risks facing the Company, including strategic risks, operational risks, financial risks, credit risks, reputational risks, technology risks, fraud risks, cybersecurity risks and legal, regulatory and compliance risks. Each committee assists the Board of Directors in risk oversight by addressing specific matters within the purview of each committee, as described further above under “— Committees of the Board of Directors,” and regularly reports to the Board of Directors. The Board of Directors, directly and through its committees, maintains oversight of the Company’s policies and practices with respect to risk assessment and risk management and regularly discusses with management the risks inherent in the operation of our business. The Board of Directors also reviews management’s strategic plans, budget and near-term and long-term business initiatives and actively oversees key corporate transactions. Subject to oversight of the Board of Directors, our management is responsible for the identification, assessment and management of key risks, the success of which is regularly evaluated by the Board of Directors. Our risk management processes and procedures, many of which are embedded in our operations, seek to appropriately balance risk and return and mitigate risks. In order to be effective, among other things, the Board of Directors seeks to adapt its risk management capabilities to align with and support any new product feature, service offering, capability, strategic development or external change. The Company believes that the Board’s current leadership structure supports the risk oversight function of the Board of Directors.

Certain Relationships and Related Party Transactions

We describe below “Related Person Transactions” (as defined below) during our last fiscal year. Other than as described below, there have not been, nor are there any currently proposed, Related Person Transactions to which we have been or will be a party other than compensation arrangements, which are described where required under “Executive Compensation” and “Director Compensation.”

Related Person Transaction Policy

MoneyLion has adopted a written related person transaction policy that sets forth the following policies and procedures for the review and approval or ratification of related person transactions.

A “Related Person Transaction” is a transaction, arrangement or relationship in which MoneyLion or any of its subsidiaries was, is or will be a participant, the amount of which involved exceeds $120,000, and in which any related person had, has or will have a direct or indirect material interest. A “Related Person” means:

•        any person who is, or at any time during the applicable period was, one of MoneyLion’s executive officers or a member of the Board of Directors;

•        any person who is known by MoneyLion to be the beneficial owner of more than five percent (5%) of MoneyLion’s voting stock;

•        any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, daughter-in-law, brother-in-law or sister-in-law of a director, officer or a beneficial owner of more than five percent (5%) of MoneyLion’s voting stock, and any person (other than a tenant or employee) sharing the household of such director, executive officer or beneficial owner of more than five percent (5%) of MoneyLion’s voting stock; and

•        any firm, corporation or other entity in which any of the foregoing persons is a partner or principal or in a similar position or in which such person has a 10 percent (10%) or greater beneficial ownership interest.

MoneyLion has policies and procedures designed to minimize potential conflicts of interest arising from any dealings it may have with its affiliates and to provide appropriate procedures for the disclosure of any real or potential conflicts of interest that may exist from time to time. Specifically, pursuant to the Audit Committee Charter, the Audit Committee has the responsibility to review and approve related person transactions.

Registration Rights Agreement

In connection with the Business Combination, on September 22, 2021, certain stockholders entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with MoneyLion and Fusion Sponsor LLC, a Delaware limited liability company. The Registration Rights Agreement provides the parties thereto with certain demand, “piggy-back” and resale shelf registration rights following the expiration of any related lock-up period, as applicable, subject to certain minimum requirements and customary conditions.

Indemnification Agreements

MoneyLion is a party to indemnification agreements with each of its directors and executive officers. The indemnification agreements provide the directors and executive officers with contractual rights to indemnification to the fullest extent permitted by applicable law and expense advancement.

Marketing Consulting Agreement

MoneyLion is party to an Amended and Restated Marketing Consulting Agreement, dated as of May 11, 2021 and as amended from time to time (the “Marketing Consulting Agreement”), with LeadGen Data Services LLC (“LeadGen”), pursuant to which LeadGen provides MoneyLion with certain marketing, consumer acquisition, lead generation and other consulting services. Rohit D’Souza, a 5%+ shareholder, has an indirect ownership interest of approximately 16.5% of LeadGen. For the year ended December 31, 2023, MoneyLion incurred approximately $0.5 million of expenses and earned approximately $6.7 million of revenue under the Marketing Consulting Agreement.

Executive and Director Compensation

EXECUTIVE COMPENSATION

This section discusses the material components of the executive compensation program for MoneyLion executive officers who were “named executive officers” for 2023. For 2023, MoneyLion’s “named executive officers” and their positions were as follows:

•        Diwakar Choubey, Chief Executive Officer, and Director;

•        Richard Correia, President (as of March 2023), Chief Financial Officer and Treasurer;

•        Timmie Hong, Chief Product Officer; and

•        Adam VanWagner, Chief Legal Officer and Secretary.

MoneyLion is an emerging growth company and therefore is subject to reduced disclosure obligations regarding executive compensation, including only being required to provide disclosure with respect to the principal executive officer and the next two most highly compensated executive officers, resulting in three “named executive officers” and is exempt from the requirements of holding a nonbinding advisory vote on executive compensation. Notwithstanding the foregoing, MoneyLion is voluntarily providing disclosure with respect to an additional executive officer (a total of four “named executive officers”), which includes the principal executive officer and the three most highly compensated executive officers (who are not the principal executive officer).

Summary Compensation Table

The following table presents all the compensation awarded to or earned by or paid to MoneyLion’s named executive officers for the year ended December 31, 2023.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	All Other Compensation ($)(3)	Total ($)
Diwakar Choubey	2023	650,000	1,084,082	4,848,284	13,200	6,595,566
Chief Executive Officer and Director	2022	650,000	475,000	10,775,483	12,800	11,903,283

Richard Correia	2023	600,000	808,163	3,206,712	10,308	4,625,183
President, Chief Financial Officer and Treasurer	2022	600,000	650,000	6,964,224	12,800	8,227,024

Timmie Hong	2023	500,000	584,402	1,674,783	13,200	2,772,385
Chief Product Officer	2022	500,000	475,000	2,989,973	12,800	3,977,773

Adam VanWagner	2023	475,000	555,182	1,794,148	13,200	2,837,530
Chief Legal Officer and Secretary

____________

(1)      Amounts for 2023 reflect an annual discretionary performance bonus determined by the Compensation Committee of the Board of Directors, based on performance in 2023.

(2)      Amounts for 2023 reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718 of (a) for Mr. Choubey, a grant of (i) 133,333 RSUs (as defined below), (ii) 66,665 Annual PSUs (as defined below) (at 100% of target) and (iii) 66,000 Share Price PSUs (as defined below) following the voluntary forfeiture by Mr. Choubey of 96,994 unvested Forfeited PSUs (as defined below); (b) for Mr. Correia, a grant of (i) 88,888 RSUs, (ii) 44,442 Annual PSUs (at 100% of target) and (iii) 42,000 Share Price PSUs following the voluntary forfeiture by Mr. Correia of 69,672 unvested Forfeited PSUs; (c) for Mr. Hong, a grant of (i) 36,666 RSUs, (ii) 18,332 Annual PSUs (at 100% of target) and (iii) 45,000 Share Price PSUs following the voluntary forfeiture by Mr. Hong of 47,814 unvested Forfeited PSUs; and (d) for Mr. VanWagner, a grant of (i) 44,444 RSUs, (ii) 22,220 Annual PSUs (at 100% of target) and (iii) 36,000 Share Price PSUs following the voluntary forfeiture by Mr. VanWagner of 47,814 unvested Forfeited PSUs. Assuming that the highest level of the performance is achieved, Mr. Choubey would receive 79,998 Annual PSUs with a grant date value of $1,367,486; Mr. Correia would receive 53,330 Annual PSUs with a grant date value of $911,630; Mr. Hong would receive 21,998 Annual PSUs with a grant date value of $376,041; and Mr. VanWagner would receive 26,664 Annual PSUs with a grant date value of $455,794.

(3)      Amounts reflect matching contributions under the MoneyLion 401(k) Plan.

Elements of MoneyLion’s Executive Compensation Program

For the year ended December 31, 2023, the compensation for each named executive officer generally consisted of a base salary, a performance-based cash bonus (for the 2023 performance year), restricted stock units, performance share awards and standard employee benefits. These elements (and the amounts of compensation and benefits under each element) were selected because MoneyLion believes they are necessary to help attract and retain executive talent which is fundamental to its success. Below is a more detailed summary of the current executive compensation program as it relates to MoneyLion’s named executive officers.

Base Salaries

The named executive officers receive a base salary to compensate them for services rendered to MoneyLion. The base salary payable to each named executive officer is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities.

2023 Discretionary Cash Bonuses

MoneyLion maintains a discretionary cash-based short-term incentive compensation program in which certain of its employees, including the named executive officers, are eligible to receive bonuses based on, among other things, the named executive officer’s individual performance and MoneyLion’s performance. Such awards are designed to incentivize the named executive officers with a variable level of compensation that is based on performance measures established by the Board of Directors or Compensation Committee, which included a number of different key performance indicators, like revenue, customer acquisition and EBITDA (the “Performance Goals”).

In 2023, Messrs. Choubey, Correia, Hong and VanWagner were eligible to earn a discretionary annual cash bonus, based on individual and company performance. None of the named executive officers had an annual bonus target for 2023.

The actual bonuses earned, as determined by the Compensation Committee, by each named executive officer for performance in 2023 and paid in March 2024 are set forth above in the Summary Compensation Table ($1,084,082 for Mr. Choubey, $808,163 for Mr. Correia, $584,402 for Mr. Hong and $555,182 for Mr. VanWagner).

Equity Compensation

Equity Incentive Plan and Outstanding Awards

Our key equity programs include long-term incentives for our named executive officers, which is composed of performance-based restricted share units (“PSUs”) and restricted share units (“RSUs”).

Amended and Restated Omnibus Incentive Plan

We have adopted and our stockholders have approved the MoneyLion Inc. Omnibus Incentive Plan and we subsequently adopted and our stockholder approved the MoneyLion Inc. Amended and Restated Omnibus Incentive Plan (as may be amended and/or amended and restated from time to time, the “Omnibus Incentive Plan”) at the 2022 Annual Meeting of Stockholders. We expect that awards will continue to be made under the Omnibus Incentive Plan in the future.

The Omnibus Incentive Plan permits us to issue up to 3,115,327 shares of Class A Common Stock pursuant to awards issued under the Omnibus Incentive Plan. The number of shares of Class A Common Stock reserved for issuance under the Omnibus Incentive Plan will automatically increase on January 1 of each fiscal year until and including January 1, 2031 by an amount equal to the lesser of (i) 5% of the total number of shares of all classes of the Company’s voting stock outstanding on December 31st of the immediately preceding fiscal year and (ii) such smaller number of shares of Class A Common Stock as determined by the Compensation Committee.

Any employee, director or consultant of MoneyLion is eligible to receive an award under the Omnibus Incentive Plan, to the extent that an offer of such award is permitted by applicable law, stock market or exchange rules, and regulations or accounting or tax rules and regulations.

The Omnibus Incentive Plan provides for the grant of stock options (including incentive stock options and non-qualified stock options), stock appreciation rights, restricted stock, restricted stock units, performance-based awards, other cash-based awards and other stock-based awards, or any combination thereof. Each award will be set forth in a separate grant notice or agreement and will indicate the type and terms and conditions of the award.

2023 Equity Grants

RSUs and Annual PSUs

In March of 2023, MoneyLion granted each of the named executive officers RSUs and PSUs pursuant to the terms and conditions of the Omnibus Incentive Plan. Each named executive officer was granted (i) RSUs that vest quarterly in twelve equal installments over a three-year period, beginning on May 15, 2023, generally subject to the applicable named executive officer’s continued employment through each vesting date, and (ii) PSUs that are earned based on the achievement of specified target key performance indicators during 2023 related to MoneyLion’s Performance Goals (the “Annual PSUs”) (with the number of Annual PSUs that can be earned to be between 80% and 120% of the target amount), one-third of which vest immediately upon the achievement of the Performance Goals (if ever achieved), and the remainder vesting quarterly in eight equal installments beginning after the date on which the Performance Goals were achieved, generally subject to the applicable named executive officer’s continued employment through each vesting date.

Mr. Choubey received a grant of (i) 133,333 RSUs and (ii) 66,665 Annual PSUs (at 100% of target), Mr. Correia received a grant of (i) 88,888 RSUs and (ii) 44,442 Annual PSUs (at 100% of target), Mr. Hong received a grant of (i) 36,666 RSUs and (ii) 18,332 Annual PSUs (at 100% of target), and Mr. VanWagner received a grant of (i) 44,444 RSUs and (ii) 22,220 Annual PSUs (at 100% of target).

In March of 2024, following the certification of the achievement of the Performance Goals by the Compensation Committee, Mr. Choubey earned 75,094 of his granted Annual PSUs, Mr. Correia earned 50,060 of his granted Annual PSUs, Mr. Hong earned 20,649 of his granted Annual PSUs and Mr. VanWagner earned 25,028 of his granted Annual PSUs.

Share Price PSUs and Forfeited PSUs

In August of 2023, MoneyLion granted each of the named executive officers performance share awards that vest based on both the passage of time and the achievement of specified share price performance conditions (the “Share Price Performance Conditions” and such awards, the “Share Price PSUs”), generally subject to the applicable named executive officer’s continued employment through the applicable vesting date. With respect to the time-based performance condition, the Share Price PSUs become eligible to vest upon the achievement of the Share Price Performance Conditions on a quarterly basis in twelve equal installments over three years beginning on November 15, 2023. With respect to the Share Price Performance Conditions, 25%, 50%, 75% and 100% of the Share Price PSUs vest upon the achievement of a volume-weighted average price per share of the Class A Common Stock equal to or greater than $30.00, $40.00, $50.00 and $60.00, respectively, within four years of the date of grant.

Mr. Choubey received a grant of 66,000 Share Price PSUs, Mr. Correia received a grant of 42,000 Share Price PSUs, Mr. Hong received a grant of 45,000 Share Price PSUs and Mr. VanWagner received a grant of 36,000 Share Price PSUs.

In connection with the foregoing grants of Share Price PSUs, each named executive officer voluntarily forfeited unvested stock-based performance share units (the “Forfeited PSUs”), which were previously awarded to the named executive officers by the Compensation Committee in March of 2022, as previously disclosed by the Company. Mr. Choubey voluntarily forfeited 96,994 Forfeited PSUs, Mr. Correia voluntarily forfeited 69,672 Forfeited PSUs, Mr. Hong voluntarily forfeited 47,814 Forfeited PSUs and Mr. VanWagner voluntarily forfeited 47,814 Forfeited PSUs.

Other Elements of Compensation

Retirement Plans

MoneyLion maintains a 401(k) defined contribution retirement savings plan for its employees in the United States, including the named executive officers, who satisfy certain eligibility requirements. Messrs. Choubey, Correia, Hong and VanWagner are eligible to participate in the 401(k) plan on the same terms as other U.S. full-time employees, including matching employer contributions equal to 100% of the first 3% of the employees’ contribution and 50% of the next 2% of the employees’ contribution.

Employee Benefits and Perquisites

All of MoneyLion’s full-time employees in the United States, including Messrs. Choubey, Correia, Hong and VanWagner, are eligible to participate in health and welfare plans, including medical, dental and vision benefits, medical and dependent care, flexible spending accounts, short-term and long-term disability insurance and life insurance.

MoneyLion believes the benefits described above are necessary and appropriate to provide a competitive compensation package to its named executive officers.

OUTSTANDING EQUITY AWARDS AT 2023 FISCAL YEAR-END

	Option Awards						Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Diwakar Choubey	11/15/2017	49,223	—		6.60	11/15/2027
	11/01/2018	15,315	—		12.00	11/01/2028
	09/21/2019	82,038	—		12.00	09/21/2029
	05/01/2020	4,899	569		17.70	05/01/2030
	02/01/2021	45,901	18,900		77.40	02/01/2031
	03/18/2022						30,359	(3)	1,903,206
	03/18/2022						10,769	(4)	675,109
	03/06/2023						99,999	(3)	6,268,937
	03/17/2023									66,665	(5)	4,179,229
	08/25/2023						44,000	(6)	2,758,360	16,500	(6)	1,034,385

Richard Correia	11/15/2017	38,112	—		6.60	11/15/2027
	11/01/2018	7,534	—		12.00	11/01/2028
	09/21/2019	95,711	—		12.00	09/21/2029
	05/01/2020	4,899	569		17.70	05/01/2030
	02/01/2021	25,251	10,389		77.40	02/01/2031
	03/18/2022						18,898	(3)	1,184,716
	03/18/2022						6,702	(4)	420,148
	03/06/2023						66,664	(3)	4,179,166
	03/17/2023									44,442	(5)	2,786,069
	08/25/2023						28,000	(6)	1,755,320	10,500	(6)	658,245

Timmie Hong	03/01/2016	16,818	—		4.50	03/01/2026
	08/01/2016	7,465	—		4.50	08/01/2026
	11/15/2017	21,877	—		6.60	11/15/2027
	11/01/2018	12,761	—		12.00	11/01/2028
	09/21/2019	17,666	—		12.00	09/21/2029
	05/01/2020	24,499	2,846		17.70	05/01/2030
	02/01/2021	25,251	10,389		77.40	02/01/2031
	03/18/2022						6,259	(3)	392,377
	03/18/2022						2,215	(4)	138,858
	03/06/2023						27,498	(3)	1,723,850
	03/17/2023									18,332	(5)	1,149,233
	08/25/2023						30,000	(6)	1,880,700	11,250	(6)	705,263

Adam VanWagner	10/01/2018	74	—		10.20	10/01/2028
	09/21/2019	273	—		12.00	09/21/2029
	05/01/2020	2,220	255		17.70	05/01/2030
	02/01/2021	3,874	1,595		77.40	02/01/2031
	03/18/2022						7,589	(3)	475,754
	03/18/2022						2,690	(4)	168,636
	03/06/2023						33,332	(3)	2,089,583
	03/17/2023									22,220	(5)	1,392,972
	08/25/2023						24,000	(6)	1,504,560	9,000	(6)	564,210

____________

(1)      These options vest as to 25% of the options upon the first anniversary of the grant date, with the remaining 75% vesting in equal monthly installments over the following three-year period such that the award is fully vested four years after the grant date, generally subject to the named executive officer’s continued service through the applicable vesting dates.

(2)      Amounts set forth in this column are based on the per share closing price of Class A Common Stock on December 29, 2023, which was $62.69.

(3)      Represents RSUs that vest in twelve quarterly installments over a three-year period, generally subject to the named executive officer’s continued employment with MoneyLion or its subsidiaries through each vesting date.

(4)      Represents PSUs that were earned based on the achievement of specified target key performance indicators during 2022 related to MoneyLion’s Performance Goals and vest over a three-year period (including the year of grant), provided that the named executive officer generally remains employed through the applicable vesting date.

(5)      Represents PSUs that are earned based on the achievement of specified target key performance indicators during 2023 related to MoneyLion’s Performance Goals and vest over a three-year period (including the year of grant), provided that the applicable Performance Goals are achieved and the named executive officer generally remains employed through the applicable vesting date.

(6)      Represents Share Price PSUs that vest based on both the passage of time and the achievement of the Share Price Performance Conditions, as defined above under “— Elements of MoneyLion’s Executive Compensation Program — Equity Compensation — 2023 Equity Grants — Share Price PSUs and Forfeited PSUs.” As of December 31, 2023, 75% of the Share Price PSUs had been earned.

Executive Compensation Arrangements

Executive Employment Agreements

In March of 2022, MoneyLion entered into new employment agreements with each of Messrs. Choubey, Correia, Hong and VanWagner (the “NEO Employment Agreements”), providing for their employment as our Chief Executive Officer, our Chief Financial Officer, our Chief Product Officer, and our Chief Legal Officer respectively. The NEO Employment Agreements supersede any prior employment agreements or offer letters with the foregoing named executive officers.

Each of the new employment agreements has an initial three-year term, which will automatically renew for successive one (1)-year terms unless either party provides ninety (90) days’ prior written notice of non-renewal. Mr. Choubey’s employment agreement provides Mr. Choubey with an annual base salary of $650,000, and that he will continue as Chief Executive Officer of MoneyLion and will serve on the Board of Directors, Mr. Correia’s employment agreement provides Mr. Correia with an annual base salary of $600,000 and that he will serve as Chief Financial Officer, Mr. Hong’s employment agreement provides Mr. Hong with an annual base salary of $500,000 and that he will serve as Chief Product Officer, and Mr. VanWagner’s employment agreement provides Mr. VanWagner with an annual base salary of $475,000 and that he will serve as Chief Legal Officer. Pursuant to each of the employment agreements, each named executive officer has an opportunity to earn an annual equity award grant, as determined by the Compensation Committee, and an annual bonus with a target amount to be determined by the Compensation Committee.

The NEO Employment Agreements provide for a discretionary annual cash bonus determined in the discretion of the Board of Directors or Compensation Committee, based on, among other things, the named executive officer’s performance and MoneyLion’s performance. The NEO Employment Agreements provided that the named executive officer must be in good standing on the actual payment date to be eligible to receive the bonus, except as discussed below.

Each of the employment agreements contains customary perpetual non-disclosure, non-disparagement and, for a period of twelve (12) months following termination of the named executive officer’s employment with the Company, non-compete and non-solicit covenants by which each of the named executive officer is bound.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The NEO Employment Agreements provide for severance upon the termination of a named executive officer under his employment agreement by MoneyLion without “Cause,” by the named executive officer for “Good Reason,” due to MoneyLion’s non-renewal of the applicable employment agreement or upon such named executive officer’s death or “Disability” (as such terms are defined in the applicable employment agreement), in addition to any accrued amounts, subject to certain conditions set forth in the applicable employment agreement, including the execution of a general release of any and all claims: (a) severance pay equal to the sum of (i) his base salary at his then current annual rate for a period of twelve (12) months following the termination date and (ii) his target bonus at the amount in effect at the time of termination or, if no target bonus has been determined for the year during which the termination of employment occurs, the annual bonus most recently paid to such named executive officer, (b) a pro rata performance-based annual bonus for the year of such named executive officer’s termination of employment, (c) continued participation in MoneyLion’s group medical and dental plans for a specified period following termination and (d) the immediate vesting of the portion of any previously granted and unvested option awards that would have vested during the one (1)-year period immediately following the date of termination of such named executive officer’s employment. Furthermore, in the event of the termination of any named executive officer’s employment within six (6) months prior to or twenty-four (24) months following a “Change in Control” (as defined in the applicable employment agreement), subject to certain conditions set forth in the applicable employment agreement, including the execution of a general release of any and all claims, the named executive officer will be entitled to (a) severance pay equal to the sum of (1) his base salary at his then current annual rate for a period of twenty-four (24) months following the termination date and (2) two times his target bonus at the amount in effect at the time of termination or, if no target bonus has been determined for the year during which the termination of employment occurs, the annual bonus most recently paid to such named executive officer, (b) a pro rata performance-based annual bonus for the year of such named executive officer’s termination of employment, (d) continued participation in the Company’s group medical and dental plans for a specified period following termination and (d) the immediate vesting of any previously granted and unvested option awards.

DIRECTOR COMPENSATION

Director Compensation Table

The following table sets forth information regarding compensation earned by or paid to MoneyLion’s directors during the year ended December 31, 2023, excluding Mr. Choubey, for whom we provided compensation disclosure in the Summary Compensation Table.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Total ($)
Dwight Bush	70,000	58,150	128,150
John Chrystal(3)	85,000	58,150	143,150
Matt Derella	56,000	58,150	114,150
Jeffrey Gary	60,000	58,150	118,150
Lisa Gersh	54,000	58,150	112,150
Annette Nazareth	54,000	58,150	112,150
Michael Paull	50,000	58,150	108,150
Chris Sugden	62,000	58,150	120,150

____________

(1)      Reflects the grant date value of the 5,000 RSUs granted in accordance with the terms of the Outside Director Compensation Program (as described below) during the applicable year as calculated in accordance with ASC Topic 718. For each director, one-fourth of the grant vested on September 15, 2023; one-fourth of the grant vested on December 15, 2023; one-fourth vested on March 15, 2024; and one-fourth vests on June 15, 2024.

(2)      Each director was awarded an initial grant of 1,594 RSUs pursuant to the Outside Director Compensation Program, with one-sixth of the grant vesting on March 22, 2022 and the remainder vesting in equal one-twelfth installments on a quarterly basis until the award is fully vested on the third anniversary of the date of such director’s start of service on the Board of Directors. As of December 31, 2023, 398 RSUs relating to such initial grant remained unvested for each director. For 2022, each director was awarded an annual grant of 3,125 RSUs pursuant to the Outside Director Compensation Program, which was fully vested as of December 31, 2023. For 2023, each director was awarded an annual grant of 5,000 RSUs pursuant to the Outside Director Compensation Program. As of December 31, 2023, 2,500 RSUs remained unvested and outstanding for each director. In addition, Mr. Chrystal was previously granted an award of (i) 4,747 options on September 1, 2017 (all of which were vested as of December 31, 2023) that have an exercise price of $6.60 per share and (ii) 13,673 options on September 1, 2020 (of which 11,111 were vested as of December 31, 2023) that have an exercise price of $17.70 per share.

In November 2021, MoneyLion adopted the Outside Director Compensation Program that provides non-employee directors with the following annual cash retainers for service on the Board of Directors and its standing committees:

•        A $40,000 annual cash retainer for service as a member of the Board of Directors;

•        an additional $35,000 annual cash retainer for serving as the non-executive chair of the Board of Directors;

•        the following additional cash retainers for service on the standing committees of the Board of Directors:

•        Risk & Compliance Committee — $10,000 (or $20,000 as chair)

•        Audit Committee — $10,000 (or $20,000 as chair)

•        Compensation Committee — $6,000 (or $12,000 as chair)

•        Nominating & Corporate Governance Committee — $4,000 (or $8,000 as chair)

In addition to the cash compensation, the Outside Director Compensation Program provides that our non-employee directors will be granted (i) an initial equity award of restricted stock units upon joining the board with a value of $300,000 based on a thirty (30) day volume weighted average price and (ii) an annual equity award of restricted stock units with a value of $150,000 based on a thirty (30) day volume weighted average price for each year thereafter (beginning in 2022). The initial equity award vests in equal quarterly instalments until it is fully vested on the third anniversary of the director’s appointment date and the annual equity award will vest quarterly such that it is fully vested on the first anniversary of the grant date, in each case subject to continued service through such date. The Outside Director Compensation Program also provides for the accelerated vesting of any unvested restricted stock units upon a Change in Control (as defined in the Omnibus Incentive Plan), subject to continued employment through the date of consummation of the Change in Control.

Beneficial Ownership of Securities

The following table sets forth information relating to the beneficial ownership of shares of Class A Common Stock by:

•        each person, or group of affiliated persons, known by us to beneficially own more than 5% of our outstanding shares of Class A Common Stock;

•        each of our directors, nominees and executive officers; and

•        all directors and executive officers as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including RSUs and PSUs that vest within 60 days and options and warrants that are currently exercisable or exercisable within 60 days.

The beneficial ownership of Class A Common Stock is based on 10,787,979 shares of Class A Common Stock as of April 19, 2024.

Unless otherwise indicated, MoneyLion believes that each person named in the table below has sole voting and investment power with respect to all shares of Class A Common Stock beneficially owned by them.

	Class A Common Stock
	Number of Shares	Percent of Class
Directors and Executive Officers of MoneyLion
Diwakar (Dee) Choubey(1)(2)	854,800	7.9%
Richard (Rick) Correia(1)(3)	147,279	1.4%
Timmie (Tim) Hong(1)(4)	143,597	1.3%
Mark Torossian(1)(5)	4,788	*
Adam VanWagner(1)(6)	35,648	*
Dwight Bush(1)(7)	9,453	*
John Chrystal(1)(8)	35,354	*
Matt Derella(1)(9)	6,740	*
Jeffrey Gary(1)(10)	7,465	*
Lisa Gersh(1)(7)	9,453	*
Annette Nazareth(1)(7)	9,453	*
Michael Paull(1)(7)	9,453	*
Chris Sugden(1)(7)	9,453	*
All Directors and Executive Officers of MoneyLion as a Group (13 individuals)	1,282,936	11.9%
Five Percent Holders:
Rohit D’Souza(11)	690,697	6.4%
Fintech Collective(12)	624,530	5.8%
Edison Partners VIII, LP(13)	1,087,505	10.1%
StepStone(14)	779,050	7.2%

____________

*        Less than one percent.

(1)      The business address of each of these stockholders is c/o MoneyLion Inc., 249-245 West 17th Street, 4th Floor, New York, NY 10011.

(2)      Includes (i) 492,814 shares of Class A Common Stock held directly by Mr. Choubey, (ii) 237,246 shares of Class A Common Stock which Mr. Choubey has the right to acquire through the exercise of vested options as well as RSUs, PSUs and/or options vesting within 60 days, each of which represents a contingent right to receive one share of Class A Common Stock, granted pursuant to the Omnibus Incentive Plan, (iii) 12,622 shares of Class A Common Stock held by Mr. Choubey’s spouse and (iv) 112,118 shares of Class A Common Stock held in trusts, the beneficiaries of which are members of Mr. Choubey’s family. Mr. Choubey disclaims beneficial ownership of all shares of Class A Common Stock held of record by such trusts.

(3)      Includes (i) 63,468 shares of Class A Common Stock held directly by Mr. Correia and (ii) 83,811 shares of Class A Common Stock which Mr. Correia has the right to acquire through the exercise of vested options as well as RSUs, PSUs and/or options vesting within 60 days, each of which represents a contingent right to receive one share of Class A Common Stock, granted pursuant to the Omnibus Incentive Plan.

(4)      Includes (i) 23,620 shares of Class A Common Stock held directly by Mr. Hong and (ii) 119,977 shares of Class A Common Stock which Mr. Hong has the right to acquire through the exercise of vested options as well as RSUs, PSUs and/or options vesting within 60 days, each of which represents a contingent right to receive one share of Class A Common Stock, granted pursuant to the Omnibus Incentive Plan.

(5)      Includes (i) 2,661 shares of Class A Common Stock held directly by Mr. Torossian and (ii) 2,127 shares of Class A Common Stock which Mr. Torossian has the right to acquire through RSUs and PSUs vesting within 60 days, each of which represents a contingent right to receive one share of Class A Common Stock, granted pursuant to the Omnibus Incentive Plan.

(6)      Includes (i) 17,386 shares of Class A Common Stock held directly by Mr. VanWagner and (ii) 18,262 shares of Class A Common Stock which Mr. VanWagner has the right to acquire through the exercise of vested options as well as RSUs, PSUs and/or options vesting within 60 days, each of which represents a contingent right to receive one share of Class A Common Stock, granted pursuant to the Omnibus Incentive Plan.

(7)      Includes (i) 8,203 shares of Class A Common Stock held directly by the stockholder and (ii) 1,250 shares of Class A Common Stock which the stockholder has the right to acquire through RSUs vesting within 60 days, each of which represents a contingent right to receive one share of Class A Common Stock, granted pursuant to the Omnibus Incentive Plan.

(8)      Includes (i) 16,536 shares of Class A Common Stock held directly by Mr. Chrystal and (ii) 18,818 shares of Class A Common Stock which Mr. Chrystal has the right to acquire through the exercise of vested options as well as RSUs and/or options vesting within 60 days, each of which represents a contingent right to receive one share of Class A Common Stock, granted pursuant to the Omnibus Incentive Plan.

(9)      Includes (i) 5,490 shares of Class A Common Stock held directly by Mr. Derella and (ii) 1,250 shares of Class A Common Stock which Mr. Derella has the right to acquire through RSUs vesting within 60 days, each of which represents a contingent right to receive one share of Class A Common Stock, granted pursuant to the Omnibus Incentive Plan.

(10)    Includes (i) 6,215 shares of Class A Common Stock held directly by Mr. Gary and (ii) 1,250 shares of Class A Common Stock which Mr. Gary has the right to acquire through RSUs vesting within 60 days, each of which represents a contingent right to receive one share of Class A Common Stock, granted pursuant to the Omnibus Incentive Plan.

(11)    Includes 629,058 shares of Class A Common Stock indirectly beneficially owned through RDS MoneyLion Holdings I, LLC and 61,639 shares of Class A Common Stock indirectly beneficially owned through Telluride Capital Ventures, LLC. The business address of Mr. D’Souza is 425 Park Ave S, New York, NY 10016.

(12)    Includes 214,487 shares of Class A Common Stock held by FinTech Collective II-AV LLC, 338,257 shares of Class A Common Stock held by FinTech Collective SL LLC and 71,786 shares of Class A Common Stock held by FinTech Collective W2 LLC. Based on the Schedule 13G/A filed on February 12, 2024, FinTech Collective Management LLC (“Fintech Collective”) acts as investment manager to, and exercises investment discretion with respect to the Class A Common Stock directly owned by, the accounts. The business address is 200 Park Avenue South, Suite 1611, New York, NY 10003.

(13)    Edison VIII GP LLC, a Delaware limited liability company, is the general partner of Edison Partners VIII, L.P. Christopher S. Sugden, a member of the Board of Directors, is the Managing Member of the general partner. The business address of Edison Partners and its general partner is: Edison Partners, 281 Witherspoon Street, Suite 300, Princeton, NJ 08540.

(14)    Based on the Schedule 13G/A filed on February 12, 2024, StepStone Group LP (“StepStone”) is the investment manager of several direct stockholders of MoneyLion, including AU Special Investments II, L.P. (156,116 shares of Class A Common Stock), StepStone VC Global Partners VIII-A, L.P. (178,222 shares of Class A Common Stock), StepStone VC Global Partners VIII-C, L.P. (11,688 shares of Class A Common Stock), StepStone VC Opportunities IV, L.P. (401,324 shares of Class A Common Stock), and StepStone SK Special, L.P. (31,700 shares of Class A Common Stock) (collectively, the “StepStone Funds”). StepStone Group Holdings LLC (“StepStone Group Holdings”) is the general partner of StepStone, and StepStone Group Inc. is the sole managing member of StepStone Group Holdings. The business address of StepStone and each StepStone Fund is 4225 Executive Square, Suite 1600, La Jolla, CA 90237.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires the Company’s directors and executive officers, and persons who own more than 10% of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Such officers, directors and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners were complied with during the year ended December 31, 2023 except for one Form 4 that was filed late for Mr. Gary to report one late transfer of certain shares of Class A Common Stock by Mr. Gary to Mr. Gary’s former spouse.

Proposal No. 2

Ratification of Selection of Independent Registered Public Accounting Firm

The Audit Committee of our Board of Directors has engaged RSM US LLP (“RSM”) as our independent registered public accounting firm for the fiscal year ending December 31, 2024 and is seeking ratification of such selection by our stockholders at the Annual Meeting. A representative of RSM is expected to be present at the Annual Meeting and will have an opportunity to make a statement and is expected to be available to respond to questions. RSM has served as our independent registered public accounting firm since September 2021.

Neither our Bylaws nor other governing documents or applicable law require stockholder ratification of the selection of RSM as our independent registered public accounting firm. However, the Audit Committee is submitting the selection of RSM to our stockholders for ratification as a matter of good corporate practice. If our stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain RSM. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of the Company and our stockholders.

Audit Fee Disclosure

The following table provides information regarding the fees incurred to RSM during the fiscal years ended December 31, 2022 and 2023:

	Fiscal Years Ended December 31,
	2022	2023
Audit Fees(1)	$1,882,150	$1,687,641
Tax Fees(2)	254,993	4,000
Audit-Related Fees(3)	83,917	119,750
All Other Fees(4)	—	—
Total Fees	$2,221,060	$1,811,391

____________

(1)      Consist of fees billed for professional services rendered for the audit of the Company’s year-end consolidated financial statements and the review of the Company’s interim condensed consolidated financial statements included in the Company’s quarterly reports.

(2)      Consist of fees for professional services performed with respect to tax compliance, tax advice and tax planning.

(3)      Consist of fees for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported under “Audit Fees” and for services that are normally provided by the independent registered public accounting firm in connection with regulatory filings, including review of registration statements, proxy statements, comfort letters and consents related thereto.

(4)      No other services were provided during the periods presented.

Pre-Approval Policies and Procedures

The Audit Committee is responsible for appointing, setting compensation and overseeing the work of the independent auditors. In recognition of this responsibility, the Audit Committee reviews and, in its sole discretion, pre-approves all audit and permitted non-audit services to be provided by the independent auditors as provided under the Audit Committee Charter. The Audit Committee may delegate its authority to pre-approve services to the Chair of the Audit Committee, provided that such designees present any such approvals to the full Audit Committee at the next Audit Committee meeting.

Since the formation of the Audit Committee upon the consummation of the Business Combination on September 22, 2021, and on a going-forward basis, the Audit Committee has approved and will pre-approve all auditing services and permitted non-audit services to be performed for us by our auditors, including the fees and terms thereof, as described above.

Vote Required for Ratification

The ratification of RSM US LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024 requires the affirmative vote of a majority of the votes cast by our stockholders. Abstentions will have no effect on the outcome of the proposal. There will be no broker non-votes associated with this proposal, as the ratification of our independent registered public accounting firm is a routine matter. As a result, if your shares are held in “street name” and you do not give your bank or broker instructions on how to vote, your shares will be voted by the broker in its discretion.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION
OF RSM US LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
FOR THE FISCAL YEAR ENDING DECEMBER 31, 2024.

Report of the Audit Committee of the Board of Directors

The material in this report is not “soliciting material,” is not deemed “filed” with the SEC, and is not to be incorporated by reference into any filing of MoneyLion under the Securities Act or the Exchange Act.

The primary purpose of the Audit Committee is to oversee our financial reporting processes on behalf of our Board of Directors. The Audit Committee’s functions are more fully described in its Charter. Management has the primary responsibility for our financial statements and reporting processes, including our systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management MoneyLion’s audited financial statements as of and for the year ended December 31, 2023.

The Audit Committee discussed with RSM, the Company’s independent registered public accounting firm, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC. In addition, the Audit Committee received from RSM the written disclosures and the letter required by the applicable requirements of the PCAOB regarding RSM’s communications with the Audit Committee concerning independence, and discussed with RSM their independence. Finally, the Audit Committee discussed with RSM, with and without management present, the scope and results of RSM’s audit of MoneyLion’s audited financial statements as of and for the year ended December 31, 2023.

Based on these reviews and discussions, the Audit Committee recommended to our Board of Directors that such audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 for filing with the SEC. The Audit Committee also engaged RSM as our independent registered public accounting firm for the year ending December 31, 2024 and is seeking ratification of such selection by the stockholders.

Audit Committee

Jeffrey Gary, Chair
Dwight Bush
John Chrystal
Matt Derella

Information About the Proxy Process and Voting

Why am I receiving these materials?

We have made a Notice of Internet Availability that contains instructions on accessing this Proxy Statement and Proxy Card available to you or have delivered printed proxy materials to you because the Board of Directors is soliciting your proxy to vote at the Annual Meeting, including at any adjournments or postponements of the Annual Meeting. You are invited to attend the virtual Annual Meeting to vote on the proposals described in this Proxy Statement. However, you do not need to attend the virtual Annual Meeting to vote your shares. Instead, you may simply complete, sign and return the Proxy Card, or follow the instructions below to submit your proxy on the internet.

This Proxy Statement, the Notice of Internet Availability, the Notice of Annual Meeting and the accompanying Proxy Card were first made available to our stockholders on or about April 29, 2024 to all stockholders of record entitled to vote at the Annual Meeting.

Who can vote at the Annual Meeting?

As of the Record Date, there were 10,787,979 shares of Class A Common Stock outstanding. Only stockholders of record of the Class A Common Stock at the close of business on the Record Date will be entitled to vote at the Annual Meeting. Dissenters’ rights are not applicable to any of the matters to be acted upon at the Annual Meeting.

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record as of the close of business on the Record Date, you may vote online during the virtual Annual Meeting. Alternatively, you may vote by proxy by submitting the accompanying Proxy Card or over the internet or by telephone. Whether or not you plan to attend online the virtual Annual Meeting, we encourage you to vote by proxy to ensure your vote is counted. Even if you have submitted a proxy before the Annual Meeting, you may still attend the Annual Meeting and vote. In such case, your previously submitted proxy will be disregarded.

•        To vote at the virtual Annual Meeting, you will need the 16-digit control number included on your Proxy Card or voting instruction form. The Annual Meeting webcast will begin promptly at 10:00 a.m., Eastern time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 9:45 a.m. Eastern time, and you should allow ample time for the check-in procedures. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the phone number displayed on the virtual Annual Meeting website on the meeting date.

•        To vote using the Proxy Card, simply complete, sign and date the accompanying Proxy Card and return it promptly in the envelope provided. If you return your signed Proxy Card to us before the Annual Meeting, we will vote your shares in accordance with the Proxy Card.

•        To vote by proxy over the internet before the Annual Meeting, follow the instructions as directed on the enclosed Proxy Card or on the Notice of Internet Availability.

•        To vote by telephone, you may vote by proxy by calling the toll free number found on the enclosed Proxy Card or on the Notice of Internet Availability.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent

If, on the Record Date, your shares were held in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account.

If you are a beneficial owner as described above, you should have received a voting instruction form from the brokerage firm, bank, dealer or other similar organization that holds your shares. Follow the instructions they provide to ensure that your vote is counted.

We provide internet proxy voting to allow you to vote your shares online before the Annual Meeting, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

What votes are required to approve the proposals?

•        With respect to Proposal No. 1, directors are elected by a plurality of the votes cast. “Withhold” votes have no effect. There is no ability to “abstain.”

•        With respect to Proposal No. 2, the affirmative vote of the majority of votes cast is required for approval. Abstentions will not be counted as votes cast and will have no effect on the results.

What are “broker non-votes”?

If your shares are held by your broker as your nominee (that is, in “street name”), you will need to instruct your broker to vote your shares. If you do not give instructions to your broker, your broker can vote your shares with respect to “routine” items, but not with respect to “non-routine” items. Only Proposal No. 2, the ratification of the appointment of RSM US LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024, is considered “routine” under applicable rules.

In the event that a broker, bank, custodian, nominee or other record holder of Class A Common Stock indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular proposal, then those shares will be treated as “broker non-votes” with respect to that proposal. Broker non-votes have no effect on whether a proposal is approved.

How many votes do I have?

For each share of Class A Common Stock you own as of the Record Date, you have one vote per share on each matter to be voted upon.

What if I return a Proxy Card but do not make specific choices?

If we receive a signed and dated Proxy Card and the Proxy Card does not specify how your shares are to be voted, your shares will be voted “FOR” the election of each of the three nominees for Class III director and “FOR” the ratification of the appointment of RSM US LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024. If any other matter is properly presented at the Annual Meeting, your proxy (one of the individuals named on your Proxy Card) will vote your shares in his or her discretion.

What does it mean if I receive more than one set of materials?

If you receive more than one set of materials, your shares are registered in more than one name or are registered in different accounts. In order to vote all the shares you own, you must either sign and return all of the Proxy Cards or follow the instructions for any alternative voting procedure on each of the Proxy Cards.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

•        You may submit another properly completed proxy with a later date.

•        You may send a written notice that you are revoking your proxy to our Investor Relations Department, at ir@moneylion.com.

•        You may attend the virtual Annual Meeting through online presence and vote online. Simply attending the Annual Meeting will not, by itself, revoke your proxy.

If your shares are held by your broker, bank or other agent, you should follow the instructions provided by them.

When are stockholder proposals due for the 2025 Annual Meeting of Stockholders?

To be considered for inclusion in next year’s proxy materials, stockholder proposals submitted pursuant to Rule 14a-8 must be submitted in writing by December 30, 2024 to Adam VanWagner, Secretary at MoneyLion, 249-245 West 17th Street, 4th Floor, New York, New York 10011. Pursuant to our Bylaws, in order for a stockholder to present a proposal at the annual meeting, other than proposals to be included in the Proxy Statement as described above, or to nominate a director, you must give timely notice thereof in writing to the Secretary of the Company, which must be received between February 13, 2025 and March 15, 2025; provided that if the date of the 2025 Annual Meeting of Stockholders is advanced more than 30 days prior to the first anniversary of the Annual Meeting or delayed more than 70 days after such anniversary date, then to be timely such notice must be delivered, or mailed and received, not later than the 90th day prior to the date of the 2024 Annual Meeting of Stockholders or, if later, the 10th day following the day on which public disclosure of the date of the 2025 Annual Meeting of Stockholders is first made by the Company. You are also advised to review our Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if the holders of a majority of the total voting power of the shares of Class A Common Stock outstanding and entitled to vote are present online at the virtual Annual Meeting or represented by proxy. Your shares will be counted towards the quorum only if you submit a valid proxy or vote at the Annual Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, either the chair of the Annual Meeting or a majority in voting power of the stockholders entitled to vote at the Annual Meeting, present online or represented by proxy, may adjourn the Annual Meeting to another time or place.

How can I find out the results of the voting at the Annual Meeting?

Voting results will be announced by the filing of a Current Report on Form 8-K within four business days after the Annual Meeting.

Who will solicit and pay the cost of soliciting proxies?

Our directors, officers, employees and Morrow Sodali, our proxy solicitor, may solicit proxies by mail, telephone, e-mail and by other means of communication. Directors, officers and employees will not be paid any additional compensation for soliciting proxies, but Morrow Sodali will be paid a fee of approximately $9,500, plus reimbursement for out-of-pocket expenses, and we have agreed to indemnify Morrow Sodali and its affiliates in certain circumstances. You may contact Morrow Sodali at:

Morrow Sodali LLC

333 Ludlow Street, 5th Floor, South Tower

Stamford, CT 06902

Individuals call toll-free: (800) 662-5200

Banks and brokers call: (203) 658-9400

ML.info@investor.morrowsodali.com

MoneyLion will pay the cost of soliciting proxies for the general meeting. MoneyLion will reimburse banks, brokers and other custodians, nominees and fiduciaries representing beneficial owners of shares of Class A Common Stock for their expenses in forwarding soliciting materials to beneficial owners of such shares and in obtaining voting instructions from those owners.

Who will count and inspect the vote?

Votes will be tabulated by Broadridge Financial Solutions, Inc. The Board of Directors has appointed a representative of Broadridge Financial Solutions, Inc. as Inspector of Election for the Annual Meeting.

How do I attend the Annual Meeting?

Our Board of Directors has determined to hold the Annual Meeting virtually. The online format of our Annual Meeting is intended to enhance stockholder access and participation. We believe holding the Annual Meeting virtually will also increase our ability to engage and communicate effectively with all stockholders, regardless of size, resources or physical location, and lower the cost to us, our stockholders and the environment.

You may attend the Annual Meeting live via the internet at www.virtualshareholdermeeting.com/ML2024. Stockholders will need the 16-digit control number provided on their Proxy Card, voting instruction form or notice. We suggest you log in at least 15 minutes before the start of the Annual Meeting.

Can I ask questions at the Annual Meeting? Stockholders of record as of our Record Date will have an opportunity to submit questions live via the internet during the meeting.

How to Participate in the Annual Meeting

Online:

1.      Visit www.virtualshareholdermeeting.com/ML2024; and

2.      Enter the 16-digit control number included on your Notice Regarding the Availability of Proxy Materials on your Proxy Card (if you received a printed copy of the proxy materials), or on the instructions that accompanied your proxy materials.

You may begin to log into the meeting platform beginning at 9:45 a.m. Eastern Time on June 13, 2024. The Annual Meeting will begin promptly at 10:00 a.m. Eastern Time.

Additional Information

Electronic Availability of Proxy Materials for the Annual Meeting

Important Notice Regarding the Availability of Proxy Materials for Stockholder Meeting to be Held on
June 13, 2024: This Proxy Statement and the Company’s 2023 Annual Report are available electronically at www.proxyvote.com.

Householding of Proxy Materials

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

Brokers with account holders who are MoneyLion stockholders may be “householding” our proxy materials. A single proxy statement may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you notify your broker or the Company that you no longer wish to participate in “householding.”

If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, you may (1) notify your broker or (2) call (212) 300-9865 or direct your written request to our Investor Relations Department, at ir@moneylion.com or mail to: 249-245 West 17th Street, 4th Floor, New York, NY 10011. Stockholders who currently receive multiple copies of this Proxy Statement at their address and would like to request “householding” of their communications should contact their broker. In addition, the Company will promptly deliver, upon written request to the address above, a separate copy of the Annual Report, Proxy Statement and Proxy Card or Notice of Internet Availability to a stockholder at a shared address to which a single copy of the documents was delivered.

Note About Our Website

Web links to our website throughout this document are provided for convenience only. Please note that information on or accessible through our website is not part of, or incorporated by reference into, this Proxy Statement.

Other Matters

As of the date of this Proxy Statement, the Board of Directors does not intend to present any matters other than those described herein at the Annual Meeting and is unaware of any matters to be presented by other parties. If other matters are properly brought before the Annual Meeting for action by the stockholders, proxies will be voted in accordance with the recommendation of the Board of Directors or, in the absence of such a recommendation, in the discretion of the proxy holder.

We have filed our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 with the SEC. It is available free of charge at the SEC’s web site at www.sec.gov. Upon written request by a MoneyLion stockholder, we will mail without charge a copy of our Annual Report on Form 10-K, including the financial statements and financial statement schedules, but excluding exhibits to the Annual Report on Form 10-K. Exhibits to the Annual Report on Form 10-K are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit. All requests should be directed to our Investor Relations Department, at ir@moneylion.com.

SCAN TO VIEW MATERIALS & VOTE MONEYLION INC. 249-245 WEST 17TH STREET, FLOOR 4 NEW YORK, NY 10011 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 12, 2024. Have your Proxy Card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/ML2024 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on June 12, 2024. Have your Proxy Card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V48778-P11563 KEEP THIS PORTION FOR YOUR RECORDS MONEYLION INC. The Board of Directors recommends you vote FOR each of the following nominees: For Withhold For All To withhold authority to vote for any individual All All Except nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. The Board of Directors recommends you vote FOR Proposal 2. For Against Abstain 2. Company Proposal - Ratify the selection of RSM US LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2024. NOTE: In their discretion, the proxies are authorized to vote on such other business as may properly come before the meeting or any adjournment thereof. You may attend the meeting and vote during the meeting when the polls are open via the Internet. We recommend, however, that you vote before the meeting even if you plan to participate in the meeting, since you can change your vote during the meeting by voting when the polls are open. Have the information that is printed in the box marked by the arrow and follow instructions. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY 1. Company Proposal - Election of Class III Directors Nominees: 01) Matt Derella 02) Annette Nazareth 03) Michael Paull Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice, Proxy Statement and Annual Report are available at www.proxyvote.com. V48779-P11563 MONEYLION INC. 2024 Annual Meeting of Stockholders June 13, 2024 10:00 AM ET This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Adam VanWagner and John Chrystal, or each of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Class A Common Stock, par value $0.0001 per share, of MONEYLION INC. that the stockholder(s) is/are entitled to vote at the 2024 Annual Meeting of Stockholders to be held virtually at 10:00 AM ET on June 13, 2024, via a live webcast at www.virtualshareholdermeeting.com/ML2024, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations. Continued and to be signed on reverse side